UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/17/2012

Lightning Gaming, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-8583866

Nevada	20-8583866
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

23 Creek Circle
Boothwyn, PA 19061
(Address of principal executive offices, including zip code)

610-494-5534
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On May 14, 2012, we received a notice from counsel to Co-Investment Fund II, L.P. and Stewart Greenebaum (collectively, our "Lenders") withdrawing the Lenders' notice of default received on April 25, 2012, as amended by a corrected notice of default on received on April 27, 2012 (the "Notice of Default"). The Notice of Default claimed that our wholly-owned subsidiary, Lightning Poker, Inc. ("LPI"), was in default under promissory notes dated July 27, 2006, November 8, 2006, January 31, 2007, April 12, 2007, June 27, 2007, June 30, 2008 and February 22, 2010 in the aggregate amount of not less than $16 million; loan agreements under which LPI issued those promissory notes; and security agreements under which the promissory notes are secured. Lightning Gaming, Inc. is a guarantor of LPI promissory notes having certain of the above-mentioned dates, in aggregate principal amount of $6 million.

The above information is being provided pursuant to the requirements of Item 2.04 of Form 8-K, but does not constitute an admission or acknowledgment on our part that the Lender's claims are valid.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 11, 2012 we received and accepted a resignation letter from Robert Ciunci, our Chief Financial Officer.   Mr. Brian Haverson, our Chief Executive Officer, will serve in the capacity of interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightning Gaming, Inc.

Date: May 17, 2012	By:	/s/ Brian Haveson
Brian Haveson
Chief Executive Officer and Interim Chief Financial Officer